Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE

CROSS COUNTRY HEALTHCARE COMMENTS ON MEDSTAFF LEGAL MATTER

BOCA RATON, Fla. – March 4, 2005 – Cross Country Healthcare, Inc. (Nasdaq: CCRN) said today its MedStaff, Inc. subsidiary is the subject of a purported class action lawsuit filed on February 18, 2005 in the Superior Court of California in Riverside County.  The lawsuit relates only to MedStaff corporate employees.  It alleges violations of certain sections of the California Labor Code, the California Business and Professions Code, conversion and accounting, and recovery of unpaid wages and penalties. MedStaff currently has less than 50 corporate employees in California.

The plaintiffs, Maureen Petray and Carina Higareda, who purport to sue on behalf of themselves and all others similarly situated, allege that MedStaff failed under California law to provide meal period and rest breaks and pay for those missed meal periods and rest breaks; failed to compensate the employees for all hours worked; failed to compensate the employees for working overtime; and failed to keep appropriate records to keep track of time worked.

Plaintiffs seek, among other things, an order enjoining MedStaff from engaging in the practices challenged in the complaint; for an order for full restitution of all monies MedStaff allegedly failed to pay Plaintiffs and their purported class; for interest; for certain penalties provided for by the California Labor Code; and for attorneys’ fees and costs.

The lawsuit is in its very early stages and has not yet been certified by the court as a class action.  At this time, the Company is investigating these claims and is unable to determine its potential exposure, if any, and intends to vigorously defend this matter.

Cross Country Healthcare, Inc. is a leading provider of healthcare staffing services in the United States.  The Company has a client base of approximately 3,000 hospitals, pharmaceutical companies and other healthcare providers across all 50 states.  Copies of this and other news releases as well as additional information about Cross Country can be obtained online at www.crosscountry.com.  Shareholders and prospective investors can also register at the corporate web site to automatically receive the Company’s press releases by e-mail.

This press release contains forward-looking statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “estimates” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include our ability to attract and retain qualified nurses and other healthcare personnel, costs and availability of short-term leases for our travel nurses, demand for the healthcare services we provide, both nationally and in the regions in which we operate, the functioning of our information systems, the effect of existing or future government regulation and federal and state legislative and enforcement initiatives on our business, our clients’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, and other factors set forth under the caption “Risk Factors” in the Company’s Registration Statement on Form S-3 dated November 3, 2004, or any amendments thereof.

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For further information, please contact:

Howard A. Goldman

Director/Investor & Corporate Relations

Phone: 877-686-9779

Email: hgoldman@crosscountry.com

Additional information about our business:

Cross Country Staffing Healthcare Staffing	Cross Country TravCorps Travel Nursing	Cross Country Local Per Diem Nurse	MedStaff Travel Nursing Per Diem Nurse	NovaPro Travel Nursing
Assignment America International Nursing	MRA Nurse Recruiting	ClinForce Clinical Staffing	Cross Country University CEU Continuing Education for Nurses	Cejka Search Physician Jobs Executive Search

6551 Park of Commerce Blvd., Boca Raton, FL 33487

Tel: (800) 347-2264   Fax: (561) 998-8533   www.crosscountry.com